Exhibit 2.8.7
JOINDER
This Joinder (“Joinder”) is executed by Brian Horne (“Horne”) on this 30th day of May, 2007.
WHEREAS, Pure Earth, Inc. (“Pure Earth”), Casie Ecology Oil Salvage, Inc. (“Casie”), MidAtlantic Recycling Technologies, Inc. (“MART”), Rezultz, Incorporated (“Rezultz”), Rex Mouser (“Mouser”) (pursuant to a certain Joinder to Stock Purchase Agreement executed by Mouser), and Gregory W. Call (“Call”) are parties to a certain Stock Purchase Agreement dated as of February 13, 2007, as amended by a certain First Amendment to Stock Purchase Agreement dated as of February 28, 2007, a certain Second Amendment to Stock Purchase Agreement dated as of March 26, 2007, and a certain Third Amendment to Stock Purchase Agreement, dated as of May 7, 2007 (as so amended, the "Stock Purchase Agreement”); and
WHEREAS, the Closing Date under the Stock Purchase Agreement, as it relates to Call and Mouser, occurred on March 30, 2007; and
WHEREAS, the execution and delivery of this Joinder by Horne is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement as they relate to Horne; and
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.
NOW, THEREFORE, in consideration of the foregoing, Horne, WITH THE INTENT TO BE LEGALLY BOUND HEREBY, agrees as follows:
1. Joinder. Horne hereby agrees to and does by execution of this Joinder, become a party to the Stock Purchase Agreement, retroactively effective as of the Closing Date for all purposes of the Stock Purchase Agreement, other than the date on which Horne delivers the Horne Stock to Pure Earth and receives the Horne Initial PEI Stock in exchange therefor (which shall be effective on the date hereof and which shall be referred to herein as the “Horne Closing Date”), and agrees that, except as otherwise set forth in this Joinder, he shall be bound by and comply with all of the terms and conditions of, and be entitled to all of the rights and benefits arising from, the Stock Purchase Agreement relating to “Seller”.
2. Horne Share of Purchase Price/ Limitation on Net Asset Value Adjustment.
(a) Notwithstanding the terms of Section 1 above and notwithstanding anything to the contrary in the Stock Purchase Agreement, in full and complete payment and satisfaction of Horne’s portion of the Purchase Price (subject to adjustment as contemplated by Section 3 of the Stock Purchase Agreement), (i) on the Horne Closing Date, Buyer shall issue to Horne ninety thousand (90,000) shares of the Initial PEI Stock (the “Horne Initial PEI Stock”), and (ii) Horne shall be entitled to receive his pro rata share of the Additional PEI Stock (the “Horne Additonal PEI Stock”) in accordance with the terms of the Stock Purchase Agreement. Collectively, the Horne Initial PEI Stock and the Horne Additional PEI Stock shall be referred to herein as the “Horne PEI Stock.”
(b) The Horne PEI Stock shall be subject to the Lockup Period described in Section 3.1(a) of the Stock Purchase Agreement. Commencing with the first calendar month following the expiration of the Lockup Period and continuing for a period of twenty-four (24) months thereafter, subject to compliance with all applicable Legal Requirements (including, without limitation, Rule 144 of the U.S. Securities and Exchange Commission), Horne shall be permitted to sell up to ten thousand (10,000) shares of Horne PEI Stock during each calendar month in open market transactions; provided, however that the first and only shares so sold by Horne shall be Horne Pledged Shares until such time as there no longer remain any Horne Pledged Shares and further that 100% of the proceeds from all sales of Horne Pledged Shares shall be paid over to Pure Earth to be applied against the Secured Debts as a prepayment thereof; provided, however, that in lieu of the sale of any Horne Pledged Shares, such Horne Pledged Shares may, in Pure Earth’s discretion, be the subject of Cancellation (as such term is defined in the Stock Pledge Agreement)

with the Market Price (as defined in the Stock Pledge Agreement) thereof being credited against the Secured Debts. Following the expiration of such twenty-four (24) month period, Horne shall be permitted to sell shares of Horne PEI Stock subject only to compliance with all applicable Legal Requirements (including, without limitation, Rule 144 of the U.S. Securities and Exchange Commission), provided, however that the first and only shares so sold by Horne shall be Horne Pledged Shares until such time as there no longer remain any Horne Pledged Shares and further that 100% of the proceeds from all sales of Horne Pledged Shares shall be paid over to Pure Earth to be applied against the Secured Debts as a prepayment thereof; provided, however, that in lieu of the sale of any Horne Pledged Shares, such Horne Pledged Shares may, in Pure Earth’s discretion, be the subject of Cancellation (as such term is defined in the Stock Pledge Agreement) with the Market Price (as defined in the Stock Pledge Agreement) thereof being credited against the Secured Debts.
(c) For the avoidance of doubt, (i) Horne hereby forever waives any right to receive any shares of the Post Closing PEI Stock and shall not receive any shares of PEI Stock pursuant to the Stock Purchase Agreement except for the Horne PEI Stock, as set forth above, and (ii) Horne shall not be permitted to sell, offer, transfer, agree to transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the Horne Pledged Shares (as defined below) until all of the obligations secured thereby have been fully paid, satisfied and discharged; provided, however that if Horne desires to sell any shares of Horne Pledged Shares as permitted hereunder or under applicable law, all proceeds thereof shall be used to pay, satisfy and discharge the Secured Debts (applied in the manner determined in the sole discretion of Pure Earth).
(d) Notwithstanding the provisions of Section 3 of the Stock Purchase Agreement, in connection with any determination of Net Asset Value thereunder, the parties agree that any reduction in such Net Asset Value resulting from any write down, write off, or compromise of any amounts on the Records of the Companies reflected as being due to them (or any of them) from Horne or Stags Leap Ranch Development, L.L.C. (or any other entity owned or controlled by Horne; referred to herein in the aggregate as the “Gross Horne Receivable”) (i) will not be counted and will not result in any reduction in the Purchase Price, solely as it relates to Horne, and (ii) will be limited to a reduction of the Purchase Price of not more than the difference between the Gross Horne Receivable and $650,000, as it relates to Call and Mouser. In clarification of the foregoing, Pure Earth shall be entitled to recover the full amount of the Purchase Price reduction as contemplated and limited by clause (ii) above, from Call and Mouser. In addition, following such write-down or adjustment to the Gross Horne Receivable (and concomitant reduction in the Purchase Price as it relates to Call and Mouser, as contemplated herein), the collectibility of such amount ($650,000) shall not give rise to or result in any Indemnification Matter in favor of Pure Earth against Call or Mouser.
3. Pledge of Horne Shares.
(a) Effective as of the Closing Date, and without any further action required on the part of any party, Horne hereby pledges, assigns, hypothecates and grants to Pure Earth a possessory lien upon and security interest in seventy thousand (70,000) shares of the Horne Initial PEI Stock (the "Horne Pledged Shares”), evidenced by Certificate Number 2239, together with all dividends and other distributions on or in respect of, and all securities, cash or other property issued in exchange or substitution for (whether pursuant to merger, consolidation, recapitalization, or otherwise), the Horne Pledged Shares or any of the foregoing, and all proceeds thereof (all of the foregoing collateral being referred to herein as the “Collateral”), for the benefit of (i) MART, to secure the payment and performance in full of all of Horne’s obligations under the Mart Note (defined below), and (ii) Pure Earth, against which Pure Earth may offset in connection with Horne’s pro-rata share of adjustments to the Purchase Price as contemplated by Section 3 of the Stock Purchase Agreement (item (i) above is referred to herein as the “Secured Debts” and together with item (ii) above are collectively referred to herein as the “Secured Obligations”). On the Horne Closing Date, Horne shall deliver actual possession of the Horne Pledged Shares (together with duly executed assignments separate from certificate with a medallion guarantee of Horne’s signature) to Pure Earth and Horne shall execute and deliver to Pure Earth, the Stock Pledge Agreement.
(b) Effective as of the Horne Closing Date, Horne hereby represents, warrants and covenants to Pure Earth that:
(i) Horne shall be the legal and equitable owner of the Horne Pledged Shares, free and clear of all liens, encumbrances, transfer restrictions and adverse claims (other than the pledge hereunder and transfer restrictions imposed by applicable securities laws), and shall have good, right and lawful authority to pledge the Horne Pledged Shares;

(ii) The Horne Pledged Shares for which certificates shall be delivered to Pure Earth on the Closing Date shall constitute all of the Collateral owned by Horne and existing on the Closing Date;
(iii) Horne’s execution, delivery and performance of this Joinder and his pledge of the Collateral hereunder and pursuant to the Stock Pledge Agreement, does not violate or conflict with any other agreement or obligation, or any writ, order, judgment or decree, or any laws, rules or regulations, by which Horne or any of the Collateral are bound or to which Horne or any of the Collateral are subject.
(iv) Buyer has made no representations, warranties or covenants to Horne whatsoever, as to the Net Asset Value of the Companies, either prior to, at, or following the Closing Date, and in entering into this Joinder (and hereby, the Stock Purchase Agreement), Horne has not relied upon any information (oral or written) provided by Buyer to Horne, other than as may be contained in the Stock Purchase Agreement.
(c) Upon the occurrence of an Event of Default (as defined in the Mart Note) or Horne’s failure to pay any of the Secured Obligations, Pure Earth and its affiliates shall have the rights and remedies set forth in the Stock Pledge Agreement.
4. Prepayment of Debts. Horne hereby agrees that if and to the extent, at any time or from time to time, he sells any of the Horne PEI Stock that does not comprise part of the Horne Pledged Shares (subject to the restrictions set forth in this Joinder), fifty percent (50%) of the proceeds from any and all of such sales, shall be applied as follows, until all of Horne’s obligations under the Mart Note and the Casie Note have been paid, satisfied and discharged in full:
FIRST, to the payment of all accrued but unpaid interest on the outstanding principal balance of the Mart Note;
SECOND, to the payment of the outstanding principal balance of the Mart Note, as a prepayment thereof;
THIRD, to the payment of all accrued but unpaid interest on the outstanding principal balance of the Casie Note; as a prepayment thereof, and
FOURTH, to the payment of the outstanding principal balance of the Casie Note, as a prepayment thereof.
5. Limitation of Horne Indemnity for Adverse Consequences. Notwithstanding the terms of Section 1 above, and notwithstanding anything to the contrary set forth in the Stock Purchase Agreement, Horne shall not be liable to Pure Earth for any Adverse Consequences arising from any breach of any of the representations and warranties set forth in Section 5 or Section 6 of the Stock Purchase Agreement; provided, however, that Horne shall be liable for one hundred percent (100%) of any Adverse Consequences arising from any breach of any of the representations and warranties set forth in Section 5 of the Stock Purchase Agreement to the extent that such breach relates, directly or indirectly, to Horne or the Horne Stock. Nothing herein shall be construed to reduce, affect, or otherwise abrogate the indemnification obligations of Call, Mouser or the Companies under the Stock Purchase Agreement, all of which shall remain in full force and effect.
6. Closing Date Deliverables. On the Horne Closing Date, (i) Horne shall execute and deliver, and shall cause Stags Leap Ranch Development, L.L.C, a New Jersey limited liability company (“SLRDLLC”), SLRD Company- Mullica Hill, LLC, a New Jersey limited liability company (“SLRDMH”) SLRD Company, a New Jersey limited liability company (“SLRDC”), Mullica Hill, LLC, a New Jersey limited liability company (“MHLLC”), and Stags Leap Office Park Company LLC, a New Jersey limited liability company (“SLOPC”; collectively, jointly and severally, SLRDLLC, SLRDMH, SLRDC, MHLLC and SLOPC are referred to herein as “Stags Leap”) to execute and deliver, as appropriate, a Settlement Agreement and Mutual Release by and among Call, Mouser, Horne, Casie, MART, Rezultz and Stags Leap in the form attached hereto as Exhibit A (the “Settlement Agreement”); (ii) Horne and SLRDLLC and SLRDMH shall execute and deliver to MART, a Promissory Note in favor of MART in the form attached hereto as Exhibit B (the "Mart Note”) to memorialize certain existing outstanding obligations of Horne and/or SLRDLLC and/or SLRDMH to MART; (iii) Horne shall enter into a Non-Competition and Non-Solicitation Agreement with Pure Earth in the form attached hereto as Exhibit C (the “Non-Competition Agreement”), which shall, as to Horne, be in lieu of the provisions of Section 9.1 of the Stock Purchase Agreement, and such Section 9.1 of the Stock Purchase Agreement shall not apply to Horne; (iv) Horne shall execute and deliver, and shall cause Stags Leap to execute and deliver, a Mutual General Release by and among Pure Earth, Horne, and Stags Leap, in the form attached hereto as Exhibit D” (the “Horne/Pure Earth Release”), and (v) Horne shall execute and deliver to Pure Earth a Stock Pledge Agreement in the form attached hereto as Exhibit E (the “Stock Pledge Agreement”).

7. Reaffirmation of Casie Note. Horne hereby re-affirms the Promissory Note dated as of June 10, 2003, made by Horne in favor of Casie (the “Casie Note”) and acknowledges and agrees that the outstanding principal balance thereof as of the date of this Joinder is $299,999.00.
8. Acknowledgement of Stock Purchase Agreement. Horne hereby acknowledges and agrees that he has received a copy of the Stock Purchase Agreement, and that he has read and understands the Stock Purchase Agreement.
9. Joinder Part of Stock Purchase Agreement. Horne also hereby acknowledges and agrees that an executed copy of this Joinder shall be attached to the Stock Purchase Agreement to evidence Horne’s undertakings hereunder, and that an executed copy of this Joinder shall be given to each person who is a party to the Stock Purchase Agreement.
10. Applicable Law. This Joinder shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.
IN WITNESS WHEREOF, Horne has executed this Joinder as of the date first above written.

/s/ Gary D. Woodlinger	/s/ Brian Horne

Witness: Gary D. Woodlinger	Brian Horne

	Address:	283 Mullica Hill Road
Mullica Hill, NJ 08062
ACKNOWLEDGED AND AGREED:
The undersigned acknowledge and agree to the foregoing Joinder and to the provisions thereof that serve to amend or modify the terms and conditions of the Stock Purchase Agreement.

/s/ Rex Mouser

Rex Mouser

PURE EARTH, INC.		/s/ Gregory Call

Gregory Call
By:	/s/ Mark Alsentzer

Mark Alsentzer, Chief Executive Officer

CASIE ECOLOGY OIL SALVAGE, INC.		REZULTZ, INCORPORATED

By:	/s/ Gregory Call	By:	/s/ Gregory Call

	Gregory W. Call, President		Gregory W. Call, President

MIDATLANTIC RECYCLING TECHNOLOGIES, INC.

By:	/s/ Gregory Call

Gregory W. Call, President

Exhibit A
SETTLEMENT AGREEMENT AND MUTUAL RELEASE
This Settlement Agreement and Mutual General Release (“Settlement Agreement”) is entered into as of this  _____  day of May, 2007 by and among Gregory W. Call, an individual (“Call”), Brian Horne, an individual (“Horne”), Rex Mouser, an individual (“Mouser”), Casie Ecology Oil Salvage, Inc., a New Jersey corporation (“Casie”), MidAtlantic Recycling Technologies, Inc., a Delaware corporation (“MART”), Rezultz, Incorporated, a New Jersey corporation (“Rezultz”) and Stags Leap Ranch Development, L.L.C, a New Jersey limited liability company (“SLRDLLC”), SLRD Company- Mullica Hill, LLC, a New Jersey limited liability company (“SLRDMH”), SLRD Company, a New Jersey limited liability company (“SLRDC”), Mullica Hill, LLC, a New Jersey limited liability company (“MHLLC”), and Stags Leap Office Park Company LLC, a New Jersey limited liability company (“SLOPC”). Collectively, jointly and severally, SLRDLLC, SLRDMH, SLRDC, MHLLC and SLOPC are referred to herein as “Stags Leap”).
WHEREAS, Call has filed a complaint against Horne in the Superior Court of New Jersey, Chancery Division, Docket No. CUM-50-05, which relates or proposes to relate to the respective stock interests of Call and Horne in each of Casie, MART and Rezultz and certain other disputes between the parties regarding Stags Leap (the “Civil Action”); and
WHEREAS, Pure Earth, Inc., a Delaware corporation (“Pure Earth”) entered into a certain Stock Purchase Agreement dated as of February 13, 2007, as amended, with Call, Mouser, Casie, MART, and Rezultz (the “Stock Purchase Agreement”), pursuant to which, on March 30, 2007, Pure Earth purchased all of the issued and outstanding capital stock of Casie, MART and Rezultz owned by Call and Mouser; and
WHEREAS on or prior to the date hereof, Horne executed and delivered to Pure Earth and the other parties to the Stock Purchase Agreement, a Joinder (the “Horne Joinder”), pursuant to which Horne became party to the Stock Purchase Agreement, as modified by the terms of the Horne Joinder and the other parties to the Stock Purchase Agreement agreed to and countersigned the Horne Joinder; and
WHEREAS, Casie, MART, Rezultz, Mouser, Call and Horne are parties to a certain Shareholders’ Agreement dated June 10, 2003 (the “Shareholders’ Agreement”), pursuant to which Call sent a “Drag Along Notice” (as defined in the Shareholders’ Agreement) to Mouser and Horne; and
WHEREAS, in addition to certain other disputes and differences existing among the parties to this Settlement Agreement, Horne and Call have been involved in a dispute regarding the interpretation of the terms and conditions of the Shareholders’ Agreement, as it relates to, among other things, the Drag Along Notice; and
WHEREAS, Casie, MART, Rezultz, and Horne are parties to a certain Conditional Employment Agreement, dated June 29, 2001, as amended (the “Horne Employment Agreement”), which the parties desire to terminate.
WHEREAS, Pure Earth, as well as all of the parties to this Settlement Agreement, desire that the Civil Action and all other disputes between or among Call, Mouser, Casie, MART, Rezultz, Horne and Stags Leap be resolved contemporaneously with the execution and delivery of the Horne Joinder; and
WHEREAS, the consummation of the transactions contemplated by the Stock Purchase Agreement will be of financial benefit to all of the parties hereto; and
WHEREAS, in order to avoid the time, expense and uncertainty of further litigation, the parties hereto, after negotiation, desire to make a full and final settlement and resolution of any and all issues, disputes and differences between or among them, without trial, hearing, or adjudication of any issue of fact or law, and, without admission of liability with respect to any such matter, to terminate and conclude the Civil Action and the claims set forth therein, and to terminate, among other things, the Shareholders’ Agreement and the Horne Employment Agreement and fully resolve all outstanding disputes and differences.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings set forth below, the sufficiency of which is hereby acknowledged as good, valuable and adequate consideration, and intending to be legally bound, the parties agree as follows:
1. Settlement Actions. Call, Casie, MART, Rezultz, Horne and Stags Leap agree that all claims in the Civil Action shall be dismissed with prejudice and without costs as to any party. Upon execution of this Settlement Agreement, the parties agree to execute, or to have their respective counsel execute, as appropriate, a Stipulation of Dismissal with respect to the Civil Action in a form mutually agreed to by the parties and cause such Stipulation of Dismissal to be filed in the court of appropriate jurisdiction.
2. HORNE AND STAGS LEAP RELEASE.
(A) UPON THE EXECUTION OF THIS SETTLEMENT AGREEMENT AND IN CONSIDERATION OF THE MUTUAL PROMISES RECITED HEREIN, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, EACH OF HORNE AND STAGS LEAP, FOR ITSELF, ITS PARENTS, SUBSIDIARIES, AFFILIATES, OFFICERS, SHAREHOLDERS, DIRECTORS, PREDECESSORS, SUCCESSORS, HEIRS, ASSIGNS, EMPLOYEES, AGENTS, AND ATTORNEYS AND ANY PERSON OR ENTITY WHICH MIGHT CLAIM BY, THROUGH OR UNDER ANY OF THEM (COLLECTIVELY REFERRED TO IN THIS PARAGRAPH AS THE “HORNE RELEASORS”), DOES HEREBY RELEASE, REMISE AND FOREVER DISCHARGE CALL, MOUSER, CASIE, MART, REZULTZ, AND EACH OF THEIR PRESENT AND FORMER AGENTS, SERVANTS, SHAREHOLDERS, EMPLOYEES, OFFICERS, DIRECTORS, TRUSTEES, REPRESENTATIVES, ATTORNEYS, INVESTORS AND INSURERS AND ALL PERSONS AND ENTITIES ACTING BY, THROUGH, UNDER AND/OR IN CONCERT WITH ANY OF THEM, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, ACTIONS, RIGHTS, DAMAGES, JUDGMENTS, COSTS, COMPENSATION, SUITS, DEBTS, DUES, ACCOUNTS, BONDS, COVENANTS, AGREEMENTS (INCLUDING WITHOUT LIMITATION, THE SHAREHOLDERS’ AGREEMENT AND THE HORNE EMPLOYMENT AGREEMENT), EXPENSES, ATTORNEYS’ FEES, DAMAGES, PENALTIES, PUNITIVE DAMAGES AND LIABILITY OF ANY NATURE WHATSOEVER, IN LAW OR IN EQUITY OR OTHERWISE, WHICH THE HORNE RELEASORS HAVE HAD, NOW HAVE, SHALL OR MAY HAVE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, BY REASON OF ANY CAUSE, MATTER OR THING WHATSOEVER, FROM THE BEGINNING OF THE WORLD TO THE DATE OF THIS SETTLEMENT AGREEMENT, EXCLUDING, HOWEVER, ANY OBLIGATIONS OF CALL, MOUSER, CASIE, MART OR REZULTZ TO THE HORNE RELEASORS UNDER (I) THIS SETTLEMENT AGREEMENT, (II) THE HORNE JOINDER, (III) THE STOCK PURCHASE AGREEMENT, (IV) THE NON-COMPETITION AGREEMENT (AS DEFINED IN THE HORNE JOINDER), (V) ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT TO WHICH THE HORNE RELEASORS (OR ANY OF THEM) BECOMES A PARTY, RE-AFFIRMS, OR OTHERWISE AGREES TO EXECUTE, PURSUANT TO THE TERMS OF ANY OF THE AGREEMENTS REFERENCED IN CLAUSES (I) THROUGH (IV) OF THIS SENTENCE, AND (VI) THE STRATEGIC ALLIANCE AGREEMENT BETWEEN MART AND SLRDLLC, DATED FEBRUARY 1, 2005 (THE “STRATEGIC ALLIANCE AGREEMENT”).
(b) By the release set forth in paragraph 2(a), Horne acknowledges that he is giving up all claims related to his employment or affiliation with MART, Rezultz and Casie arising under the Horne Employment Agreement, the Shareholders’ Agreement or otherwise, prior the date of this Settlement Agreement, including but not limited to, claims for breach of contract or implied contract, wrongful, retaliatory or constructive discharge, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, impairment of economic opportunity, intentional or negligent inflection of emotional distress, any and all other torts, and claims for attorneys’ fees, as well as the following statutory claims described below.

(c) Horne acknowledges that various local, state and federal laws prohibit discrimination based on age, gender, race, color, national origin, religion, handicap, veterans status, or other protected classifications. These include Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq. and the Civil Rights Act of 1991 (relating to gender, national origin, religion, race and certain other kinds of job discrimination), the Age Discrimination in Employment Act, 29 U.S. § 621, the Older Workers Benefit Protection Act, 29 U.S.C. § 626, the Rehabilitation Act of 1973, the Civil Rights Act of 1866 and 1871, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et sea., the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101 et sea., and the New Jersey Law Against Discrimination. Horne also understands and acknowledges that there are various federal and state laws governing wage and hour issues and other employment issues, including, but not limited to, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the Equal Pay Act, the Family and Medical Leave Act, the New Jersey Family Leave Act, the Conscientious Employee Protection Act, New Jersey wage and hour laws, and various state wage payment and/or hour laws. Horne acknowledges that he is giving up any claims he may have under any of these statutes and under any other federal, state or municipal statute, ordinance, executive order or regulation relating to discrimination in employment, wage and hour issues, or in any way pertaining to employment relationships. Horne understands and acknowledges that this release applies to all such employment-related or other claims which he has had, now has or may have to the effective date of this Settlement Agreement. Horne further agrees that neither he nor anyone on his behalf shall or may seek or be entitled to recover reasonable attorneys’ fees and costs under any of the aforementioned federal, state or municipal statutes, or any other such laws. Notwithstanding the foregoing, MART agrees that Horne shall be entitled to the continuation of availability of health care coverage upon payment by Horne of the premiums therefor, as and to the extent contemplated by the Consolidated Omnibus Budget Reconciliation Act (COBRA) health benefits law of 1986.
3. CALL, MOUSER, CASIE, MART AND REZULTZ RELEASE. UPON THE EXECUTION OF THIS SETTLEMENT AGREEMENT AND IN CONSIDERATION OF THE MUTUAL PROMISES RECITED HEREIN, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, EACH OF CALL, MOUSER, CASIE, MART AND REZULTZ, FOR ITSELF, ITS PARENTS, SUBSIDIARIES, AFFILIATES, OFFICERS, SHAREHOLDERS, DIRECTORS, PREDECESSORS, SUCCESSORS, HEIRS, ASSIGNS, EMPLOYEES, AGENTS, AND ATTORNEYS, AND ANY PERSON OR ENTITY WHICH MIGHT CLAIM BY, THROUGH OR UNDER ANY OF THEM (COLLECTIVELY REFERRED TO IN THIS PARAGRAPH AS THE “CALL RELEASORS”), DOES HEREBY RELEASE, REMISE AND FOREVER DISCHARGE HORNE AND STAGS LEAP AND EACH OF THEIR PRESENT AND FORMER AGENTS, SERVANTS, SHAREHOLDERS, EMPLOYEES, OFFICERS, DIRECTORS, TRUSTEES, REPRESENTATIVES, ATTORNEYS, INVESTORS AND INSURERS AND ALL PERSONS AND ENTITIES ACTING BY, THROUGH, UNDER AND/OR IN CONCERT WITH ANY OF THEM OF AND FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, ACTIONS, RIGHTS, DAMAGES, JUDGMENTS, COSTS, COMPENSATION, SUITS, DEBTS, DUES, ACCOUNTS, BONDS, COVENANTS, AGREEMENTS (INCLUDING, WITHOUT LIMITATION, THE SHAREHOLDERS’ AGREEMENT AND THE HORNE EMPLOYMENT AGREEMENT), EXPENSES, ATTORNEYS’ FEES, DAMAGES, PENALTIES, PUNITIVE DAMAGES AND LIABILITY OF ANY NATURE WHATSOEVER, IN LAW OR IN EQUITY OR OTHERWISE, WHICH THE CALL RELEASORS HAVE HAD, NOW HAVE, SHALL OR MAY HAVE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, BY REASON OF ANY CAUSE, MATTER OR THING WHATSOEVER, FROM THE BEGINNING OF THE WORLD TO THE DATE OF THIS SETTLEMENT AGREEMENT, EXCLUDING, HOWEVER, ANY OBLIGATIONS OF HORNE AND/OR STAGS LEAP TO THE CALL RELEASORS (OR ANY OF THEM) UNDER (I) THIS SETTLEMENT AGREEMENT, (II) THE HORNE JOINDER (III) THE STOCK PURCHASE AGREEMENT, (IV) THE CASIE NOTE (AS DEFINED IN THE HORNE JOINDER), (V) THE MART NOTE (AS DEFINED IN THE HORNE JOINDER) (VI) THE NON-COMPETITION AGREEMENT (AS DEFINED IN THE HORNE JOINDER), (VII) THE HORNE/PURE EARTH RELEASE (AS DEFINED IN THE HORNE JOINDER), (VIII) THE STOCK PLEDGE AGREEMENT (AS DEFINED IN THE HORNE JOINDER), (IX) ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT TO WHICH THE CALL RELEASORS (OR ANY OF THEM) BECOMES A PARTY, RE-AFFIRMS, OR OTHERWISE AGREES TO EXECUTE PURSUANT TO THE TERMS OF ANY OF THE AGREEMENTS REFERENCED IN CLAUSES (I) THROUGH (VIII) OF THIS SENTENCE., AND (X) THE STRATEGIC ALLIANCE AGREEMENT.

4. CONFIDENTIALITY. THE PARTIES HERETO CONSENT AND AGREE THAT THE TERMS DESCRIBED IN THIS SETTLEMENT AGREEMENT SHALL REMAIN CONFIDENTIAL AND THAT THE PARTIES WILL NOT HEREINAFTER DISCLOSE ANY INFORMATION TO ANY PERSON, EXCEPT AS SPECIFICALLY PERMITTED IN THIS PARAGRAPH. THE TERMS OF THIS SETTLEMENT AGREEMENT MAY BE DISCLOSED BY THE PARTIES ONLY TO THEIR IMMEDIATE FAMILY, ATTORNEYS, ACCOUNTANTS, INSURANCE CARRIERS AND ADJUSTERS AND TAX ADVISORS WHO HAVE A REASONABLE NEED TO KNOW, BUT ONLY ON THE CONDITION THAT EACH AGREES TO KEEP SUCH TERMS CONFIDENTIAL. IN RESPONSE TO ANY INQUIRIES EXPRESSLY INQUIRING ABOUT THIS MATTER, THE RESPONSE SHALL BE GIVEN THAT THE PARTIES HAVE AMICABLY RESOLVED ANY DIFFERENCES THEY MAY HAVE HAD. THE PROVISIONS OF THIS PARAGRAPH SHALL NOT APPLY TO ANY DISCLOSURE REQUIRED BY ANY COURT, GOVERNMENTAL AGENCY OR LEGAL PROCESS, TO ANY DISCLOSURES IN LEGAL PROCEEDINGS TO ENFORCE THE RIGHTS OR OBLIGATIONS CONTAINED IN THIS SETTLEMENT AGREEMENT, OR TO ANY DISCLOSURES NECESSARY AND APPROPRIATE TO THE DEFENSE OF ANY CLAIMS ASSERTED AGAINST THE PARTIES.
5. NON-DISPARAGEMENT. CALL, MOUSER, HORNE, STAGS LEAP, CASIE, REZULTZ AND MART AGREE NOT TO ENGAGE IN ANY CONDUCT THAT WOULD TEND TO DISPARAGE THE OTHER PARTIES.
6. OTHER LITIGATION. CALL, MOUSER, HORNE, STAGS LEAP, CASIE, REZULTZ AND MART EACH REPRESENTS AND WARRANTS THAT (OTHER THAN THE CIVIL ACTION REFERRED TO ABOVE IN THIS SETTLEMENT AGREEMENT) HE OR IT HAS NOT FILED ANY COMPLAINTS, CHARGES OR CLAIMS FOR RELIEF AGAINST ANY OF THE FOREGOING PARTIES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES, ADMINISTRATORS OR EMPLOYEES WITH ANY LOCAL, STATE OR FEDERAL COURT OR ADMINISTRATIVE AGENCY.
7. ADVICE OF COUNSEL. EACH OF THE PARTIES HERETO EXPRESSLY ACKNOWLEDGES HAVING HAD THE OPPORTUNITY TO OBTAIN COUNSEL, A REASONABLE TIME AND THE OPPORTUNITY TO REVIEW AND CONSIDER THIS SETTLEMENT AGREEMENT AND ITS CONSEQUENCES WITH COUNSEL. EACH PARTY EXPRESSLY WARRANTS AND REPRESENTS THAT IT IS SIGNING THIS SETTLEMENT AGREEMENT WITHOUT ANY RELIANCE ON ANY STATEMENT, ACT OR REPRESENTATION OF ANY KIND OR CHARACTER ON THE PART OF ANYONE NOT EXPRESSLY SET FORTH HEREIN, AND IS SIGNING THIS SETTLEMENT AGREEMENT KNOWINGLY AND VOLUNTARILY, AND INTENDING TO BE LEGALLY BOUND.
8. MISCELLANEOUS.
THE PARTIES AGREE AND ACKNOWLEDGE THAT THIS SETTLEMENT AGREEMENT IS NOT, AND SHALL NOT BE CONSTRUED TO BE, AN ADMISSION OF LIABILITY, CULPABILITY OR ANY OTHER LEGAL CONCLUSION.
THE PARTIES EACH SHALL BE RESPONSIBLE FOR THEIR OWN EXPENSES, FILING FEES AND OTHER COSTS WHICH THEY INCURRED IN CONNECTION WITH THE CIVIL ACTION.
THIS SETTLEMENT AGREEMENT SETS FORTH ALL OF THE TERMS AND CONDITIONS OF THE SETTLEMENT BETWEEN THE PARTIES AND CANNOT BE ALTERED, MODIFIED OR OTHERWISE CHANGED EXCEPT BY A WRITING SIGNED BY ALL OF THE PARTIES TO THIS SETTLEMENT AGREEMENT.
THIS SETTLEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.
THIS SETTLEMENT AGREEMENT MAY BE SIGNED IN TWO OR MORE COUNTERPARTS WHICH COUNTERPARTS WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE INTEGRATED SETTLEMENT AGREEMENT.

IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement as of the date first above written.

Brian Horne	Gregory W. Call

Rex Mouser

CASIE ECOLOGY OIL SALVAGE, INC.	SLRD COMPANY

By:	By:

Gregory W. Call, President	Brian Horne, Manager

MIDATLANTIC RECYCLING TECHNOLOGIES, INC.	MULLICA HILL, LLC.

By:	By:

Gregory W. Call, President	Brian Horne, Manager

REZULTZ, INCORPORATED	STAGS LEAP OFFICE PARK, LLC

By:	By:

Gregory W. Call, President	Brian Horne, Manager

STAGS LEAP RANCH DEVELOPMENT, L.L.C.	SLRD COMPANY — MULLICA HILL, LLC

By:	By:

Brian Horne, Manager	Brian Horne, Manager

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he executed the foregoing instrument and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of SLRD Company- Mullica Hill, LLC and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of SLRD Company and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of Mullica Hill, L.L.C. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of Stags Leap Office Park, L.L.C. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of Stags Leap Ranch Development, L.L.C. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Gregory W. Call who, being by me duly sworn, did depose and say that he executed the foregoing instrument and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Gregory W. Call who, being by me duly sworn, did depose and say that he is the President of Casie Ecology Oil Salvage, Inc. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Gregory W. Call who, being by me duly sworn, did depose and say that he is the President of MidAtlantic Recycling Technologies, Inc. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Gregory W. Call who, being by me duly sworn, did depose and say that he is the President of Rezultz, Incorporated and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Rex Mouser who, being by me duly sworn, did depose and say that he executed the foregoing instrument and that he acknowledged said instrument to be his act and deed.

Notary Public

Exhibit B
PROMISSORY NOTE

$350,000	May _____, 2007
For value received and intending to be legally bound, BRIAN HORNE, an individual with an address of 283 Mullica Hill Road, Mullica Hill NJ 08062(“Horne”) SLRD COMPANY- MULLICA HILL, LLC, a New Jersey limited liability company, (“SLRDMH”) and STAGS LEAP RANCH DEVELOPMENT L.L.C., a New Jersey limited liability company (“SLRDLLC”), both with an address of 283 Mullica Hill Road, Mullica Hill NJ 08062 (together SLRDLLC and SLRDHM are referred to as “Stags Leap”) (Stags Leap and Horne are hereinafter referred to, jointly and severally, as “Maker”), hereby promises to pay to the order of MIDATLANTIC RECYCLING TECHNOLOGIES, INC., a Delaware corporation (“Payee”), the principal sum of Three Hundred Fifty Thousand Dollars ($350,000) lawful money of the United States of America in accordance with the terms and conditions set forth below, together with interest from and after the date hereof on the unpaid principal outstanding balance at a rate per annum of six and seventy seven one hundredths percent (6.77%) (the “Interest Rate”).
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Horne Joinder (defined below).
Interest hereunder shall be computed on the basis of actual days elapsed over the period of a 360-day year.
From the date hereof until November 1, 2008, interest shall accrue hereunder at the Interest Rate and shall accrete to and thereby increase and become a part of the principal amount of this Note (hereinafter the “Accreted Principal Balance”). Commencing on November 1, 2008, and continuing thereafter on the first day of each succeeding calendar month, the Accreted Principal Balance of this Note, shall accrue interest at the Interest Rate and such Accreted Principal Balance, together with interest thereon at the Interest Rate, shall be repaid in equal consecutive monthly installments of $10,000, until all obligations under this Note (principal and interest) have been fully paid, satisfied and discharged.
Maker acknowledges that pursuant to that certain Stock Purchase Agreement, dated as of February 13, 2007, as amended, by and among Gregory W. Call, Pure Earth, Inc (“Pure Earth”), Casie Ecology Oil Salvage, Inc. (“Casie”), Rezultz, Incorporated, Rex Mouser (pursuant to a certain Joinder dated March, 2007), Payee, and Maker (pursuant to a certain Joinder dated on or about the date hereof; the “Horne Joinder”), Pure Earth has, on the date hereof, issued to Maker ninety thousand (90,000) shares of common stock of Pure Earth (the “Horne PEI Stock”), seventy thousand (70,000) of which shares are being pledged to Pure Earth pursuant to Section 3 of the Horne Joinder and pursuant to the Stock Pledge Agreement (as defined in the Horne Joinder) for the purpose, among other things, of securing Maker’s obligations hereunder.
Maker acknowledges and agrees that if and to the extent, at any time or from time to time, Horne sells any of the Horne PEI Stock, the proceeds from any and all of such sales shall be applied as a pre-payment of interest or principal under this Note to the extent described in Sections 2 and 4 of the Horne Joinder.
All of Maker’s obligations under this Note shall be immediately due and payable, without notice or demand, upon the occurrence of any of the following “Events of Default”: (i) failure of Maker to make any payment due hereunder within five (5) business days after the due date thereof; or (ii) the commencement by or against Maker (or either of them) of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against Maker (or either of them) such proceeding is not controverted within ten (10) days and dismissed or vacated within thirty (30) days after commencement thereof.
The remedies of Payee shall be cumulative and concurrent and may be pursued singly, successively or together against Maker (or either of them), at the sole discretion of Payee, and such remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur.

Payee shall not by any act or omission to act be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy on a subsequent event.
Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, as well as the right of inquisition on any real property that may be levied upon under a judgment obtained by virtue hereof, and Maker hereby voluntarily condemns the same and authorizes the entry of such voluntary condemnation on any writ of execution issued thereon, and agrees that such real property may be sold upon any such writ in whole or in part in any order desired by Payee.
Maker hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that the liability of Maker shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee; and Maker hereby consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, with or without substitution, and agrees that Maker’s endorsers, Makers or sureties may become parties hereto without notice to Maker or affecting the Maker’s liability hereunder.
If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of this Note.
This Note may be assigned or pledged by Payee but may not be assigned or pledged by Maker.
This Note shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey, without regard to its conflict of laws principles. Maker consents to the exclusive jurisdiction and venue of the state courts located in Camden County, New Jersey, and the federal courts for the District of New Jersey, with respect to all claims, disputes, controversies, differences or misunderstandings with respect to this Note.
IN WITNESS WHEREOF, Maker, intending to be jointly and severally legally bound, has duly executed this Note as of the day and year first above written.

Brian Horne, Individually

STAGS LEAP RANCH DEVELOPMENT, L.L.C.

By:

Brian Horne, Manager

SLRD COMPANY — MULLICA HILL, LLC.

By:

Brian Horne, Manager

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he executed the foregoing instrument and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of Stags Leap Ranch Development, L.L.C. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of SLRD Company- Mullica Hill, LLC and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

Exhibit C
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (“Agreement”) is made and entered into as of May  _____, 2007, by and between PURE EARTH, INC., a Delaware corporation (“Pure Earth”) and BRIAN HORNE, an individual (“Horne”).
BACKGROUND
Immediately prior to the date hereof, Horne was an employee of MidAtlantic Recycling Technologies, Inc., a Delaware corporation (“MART”). On the date hereof, Pure Earth is acquiring all of the issued and outstanding capital stock of MART (and certain other affiliates) from the current shareholders thereof, including Horne, pursuant to a certain Stock Purchase Agreement dated as of February 13, 2007, as amended, by and among MART, Horne, Casie Ecology Oil Salvage, Inc. (“Casie”), Rezultz, Incorporated (“Rezultz”), Rex Mouser and Pure Earth (the “Stock Purchase Agreement”). In order to protect the legitimate business interests of Pure Earth, and in consideration of the valuable consideration set forth below and in the Stock Purchase Agreement, Horne intends to agree to the restrictive covenants set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Non-Competition.
(a) For a period of ten (10) years from the date hereof (the “First Restricted Period”), Horne shall not, within the Territory (as defined below), directly or indirectly, render services to, become employed by, own, or have a financial or other interest in (either as an individual, partner, joint venturer, owner, manager, stockholder, employee, partner, officer, director, independent contractor, or other such role) any business which operates a thermal desorption unit and/or utilizes any SRS technology, and for a period of four (4) years from the date hereof (the "Second Restricted Period”) Horne shall not within the Territory (as defined below) directly or indirectly, render services to, become employed by, own, or have a financial or other interest in (either as an individual, partner, joint venturer, owner, manager, stockholder, employee, partner, officer, director, independent contractor, or other such role) any business which is directly competitive with the business presently conducted by MART and/or Casie (a “Competing Business”). In clarification of the foregoing, notwithstanding anything herein to the contrary, this Agreement will not limit or otherwise affect Horne’s ownership of, investment in, use or operation of the Stags Leap landfill presently operated by Stags Leap; but only to the extent that the same is engaged in activities directly associated with the Stags Leap landfill closure.
(b) For purposes of this Agreement, “Territory” shall mean a one hundred (100) mile radius from the center of Vineland, New Jersey.
2. NON-SOLICITATION. DURING THE SECOND RESTRICTED PERIOD, HORNE SHALL NOT, DIRECTLY OR INDIRECTLY:
(a) for or on behalf of a Competing Business, contact, solicit, contract with, or accept business from any entity or individual which (i) is, was or has been a customer of MART and/or Casie during the Restricted Period or within one year prior to the date hereof, and/or (ii) is, was or has been a prospective customer (a propsective customer being any person or entity solicted for business by MART and/or Casie) of MART and/or Casie during the Second Restricted Period or within one year prior to the Second Restricted Period; or
(b) induce, offer, assist, encourage or suggest (i) that another business or enterprise offer employment to or enter into a business affiliation with any MART and/or Casie employee, agent or representative, or (ii) that any MART and/or Casie employee, agent or representative terminate his or her employment or business affiliation with MART or Casie, as the case may be.

3. CONSIDERATION.
(A) IN CONSIDERATION OF THE COVENANTS SET FORTH HEREIN, HORNE SHALL RECEIVE TWENTY-TWO (22) EQUAL MONTHLY PAYMENTS OF $12,533.72, WITH THE FIRST MONTHLY PAYMENT DUE ON JUNE 1, 2007 AND EACH SUBSEQUENT PAYMENT DUE ON THE FIRST DAY OF EACH CALENDAR MONTH THEREAFTER. PAYMENTS SHALL BE DEEMED MADE WHEN MAILED REGULAR UNITED STATES MAIL, WITH THE POSTMARK SERVING AS EVIDENCE OF THE DATE OF MAILING. PURE EARTH SHALL NOT BE IN DEFAULT HEREUNDER IF ANY MONTHLY PAYMENT DUE HEREUNDER IS MADE WITHIN FIVE (5) BUSINESS DAYS OF THE DUE DATE. IF ANY PAYMENT DUE HEREUNDER IS NOT MADE WITHIN THE AFOREMENTIONED FIVE BUSINESS DAYS, HORNE SHALL GIVE WRITTEN NOTICE OF NON PAYMENT TO PURE EARTH AND PURE EARTH SHALL HAVE TEN (10) BUSINESS DAYS THEREAFTER TO CURE SUCH PAYMENT DEFAULT. UPON A MATERIAL BREACH BY HORNE OF SECTIONS 1, 2 OR 4 OF THIS AGREEMENT, WHICH BREACH IS NOT CURED (IF SUSCEPTIBLE TO CURE) WITHIN TEN (10) BUSINESS DAYS THEREAFTER, PURE EARTH’S OBLIGATIONS TO MAKE THE PAYMENTS SET FORTH IN THIS SECTION 3 SHALL IMMEDIATELY TERMINATE, BUT HORNE SHALL REMAIN BOUND BY THE TERMS OF THIS AGREEMENT. IF PURE EARTH SHALL WRONGFULLY FAIL TO MAKE THE PAYMENTS REQUIRED HEREUNDER, SUBJECT TO ANY APPLICABLE CURE PERIODS, THEN IN SUCH EVENT, PURE EARTH SHALL BE REQUIRED TO RELEASE ITS LIEN ON AND SECURITY INTEREST IN THE HORNE PLEDGED SHARES; PROVIDED, HOWEVER SUCH RELEASE OF LIEN AND SECURITY INTEREST WILL NOT ALTER, IMPAIR OR OTHERWISE ABROGATE HORNE’S OBLIGATIONS UNDER THE HORNE JOINDER TO PAY THE PROCEEDS DERIVED FROM THE SALE OF HORNE PEI STOCK AS PREPAYMENTS AGAINST AND IN SATISFACTION OF THE MART NOTE AND THE CASIE NOTE.
4. CONFIDENTIALITY. HORNE COVENANTS AND AGREES THAT HE SHALL AT ALL TIMES KEEP CONFIDENTIAL AND SHALL NOT AT ANY TIME, EXCEPT WITH THE PRIOR WRITTEN CONSENT OF PURE EARTH, DIRECTLY OR INDIRECTLY, COMMUNICATE OR DISCLOSE OR USE FOR ANY REASON, ANY TRADE OR CONFIDENTIAL OR PROPRIETARY INFORMATION OF PURE EARTH, ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, MART, REZULTZ OR CASIE) OR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING BUT NOT LIMITED TO, PROCESSES (TO THE EXTENT SUCH PROCESSES ARE PROPRIETARY TO PURE EARTH AND ITS SUBSIDIARIES AND NOT GENERIC TO THE INDUSTRY), SOFTWARE, CUSTOMER OR VENDOR LISTS, FEES, DATA, REPORTS, RECORDS, PLANS, POLICIES, APPLICATIONS, FINANCIAL INFORMATION, CONTRACTS OR OTHER DOCUMENTS. THE OBLIGATIONS SET FORTH IN THIS SECTION 4 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.
5. Enforcement.
(a) Horne acknowledges that he will be able to earn a livelihood without violating the provisions of paragraphs 1 and 2 of this Agreement. Horne acknowledges that his rights have been limited by this Agreement only to the extent reasonable necessary to protect the legitimate interests of Pure Earth and its subsidiares and affiliates.
(b) If any section, paragraph, term or provision of this Agreement, or the application thereof, is determined by a competent court or tribunal to be invalid or unenforceable, then the other parts of such section, paragraph, term or provision shall not be affected thereby and shall be given full force and effect without regard to the invalid or unenforceable portions, and the section, paragraph, term or provision of this Agreement will be deemed modified to the extent necessary to render it valid and enforceable.
(c) Horne agrees that if he violates the covenants and agreements set forth above (including paragraphs 1, 2 and/or 4), Pure Earth, its subsidiaries and/or affiliates would suffer irreparable harm, and such harm may be impossible to measure in monetary damages. Accordingly, in addition to any other remedies which may be available at law or in equity, Pure Earth shall have the right to request judicial enforcement of all obligations, undertakings, agreements covenants and other provisions of this Agreement specifically performed by it, and shall have, without the requirement to post any bond or other security, the right to obtain preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of this Agreement. In such event, Pure Earth shall be entitled to an accounting and repayment of all profits, compensation, remunerations or benefits which Horne, directly or indirectly, has realized or may realize as a result of, growing out of, or in conjunction with any violation of any partial or justified liquidated damages, such remedies shall be an addition to and not in limitation of any injunctive relief or other rights or remedies to which Pure Earth is or may be entitled at law or in equity under this Agreement.

6. SET-OFF.
In addition to any other rights Pure Earth may have under this Agreement, Pure Earth shall, following ten (10) days’ notice to Horne, have the right to setoff against any amounts or other consideration that may be due to Horne hereunder, any amounts that may be due from Horne to Pure Earth, its subsidiaries or affiliates under (i) that certain Promissory Note in the original principal amount of $350,0000 being executed by Horne StagsLeap Ranch Development LLC and SLRD Company- Mullica Hill, LLC in favor of MART on the date hereof; and (ii) the Stock Purchase Agreement (including obligations under the Horne Joinder); provided, however, that prior to effecting any setoff hereunder, Pure Earth shall first go against the Horne Pledged Shares, to the extent thereof. The setoff rights referenced in the preceding sentence shall not constitute a limitation on Pure Earth’s rights hereunder or as a measure of liquidated damages.
7. NOTICES.
All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by reputable overnight courier or by certified or registered mail, return receipt requested, with postage prepaid, at the following addresses or to such other address as either party may designate by like notice:
(a) If to Horne, to:
Brian Horne
283 Mullica Hill Road
Mullica Hill, NJ 08062
(b) If to Pure Earth, to:
Pure Earth, Inc.
Attention: Mark Alsentzer
One Neshaminy Interplex, Suite 201
Trevose, PA 19053
with a copy to:
Gary P. Scharmett, Esq.
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
8. Non-Disparagement. Each of Horne and Pure Earth agree that he or it shall not disparage in any way the professional or personal reputation of the other party, including any affiliated corporations or entities, or any officers, directors, employees, agents or representatives of Pure Earth or its affiliated corporations or entities.

9. ADDITIONAL PROVISIONS.
(a) Horne represents, warrants, and covenants that the execution and delivery of this Agreement will not result (either immediately or after the passage of time and/or the giving of notice) in any breach or default by Horne under any agreement or contract to which Horne is a party, or by which Horne may be bound, or which would have a material adverse effect on Horne’s ability to perform fully his obligations under this Agreement.
(b) This Agreement may not be assigned by Horne without the prior written consent of Pure Earth. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon Pure Earth, its successors and assigns, and Horne, its successors and assigns.
(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be changed or terminated orally. This Agreement supersedes all prior and contemporaneous written or oral agreements between the parties relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(d) No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
(e) The headings of the several sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without regard to conflicts of laws rules, and in any dispute arising hereunder, each party hereto consents to the exclusive jurisdiction and venue of the state courts located in Camden County, New Jersey and the federal courts for the District of New Jersey. The parties irrevocably consent to service of process by certified mail, return receipt requested, to the addresses set forth herein, or to such other address as to which notice thereof has been given.
(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same document. Signatures of the parties transmitted by facsimile or electronic mail or .pdf shall be deemed to be original signatures for all purposes.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Brian Horne	Witness

PURE EARTH, INC.

By:

Mark Alsentzer, Chief Executive Officer

Exhibit D
MUTUAL GENERAL RELEASE
This Mutual General Release (“Agreement”) is entered into as of this  _____  day of May, 2007 by and among Brian Horne, an individual (“Horne”), and Stags Leap Ranch Development, L.L.C., a New Jersey limited liability company (“SLRDLLC”), SLRD Company-Mullica Hill, LLC, a New Jersey limited liability company (“SLRDMH”), SLRD Company, a New Jersey limited liability company (“SLRDC”), Mullica Hill, LLC, a New Jersey limited liability company (“MHLLC”), and Stags Leap Office Park Company LLC, a New Jersey limited liability company (“SLOPC”; and collectively, jointly and severally, SLRDLLC, SLRDMH, SLRDC, MHLLC and SLOPC are referred to herein as “Stags Leap”), and Pure Earth, Inc., a Delaware corporation (“Pure Earth”).
WHEREAS, Pure Earth entered into a certain Stock Purchase Agreement dated as of February 13, 2007, as amended, with Gregory Call, Rex Mouser, Casie Ecology Oil Salvage, Inc. (“Casie”), MidAtlantic Recycling Technologies, Inc. (“MART”), and Rezultz Incorporated (“Rezultz”) (the “Stock Purchase Agreement”), pursuant to which, on March 30, 2007, Pure Earth purchased all of the issued and outstanding capital stock of Casie, MART and Rezultz owned by Call and Mouser; and
WHEREAS on or prior to the date hereof, Horne executed and delivered to Pure Earth and the other parties to the Stock Purchase Agreement, a Joinder (the “Horne Joinder”), pursuant to which Horne became party to the Stock Purchase Agreement, as modified by the terms of the Horne Joinder; and
WHEREAS, certain disputes and differences have existed among Casie, MART, Rezultz, Mouser and Call on the one hand and Horne and Stags Leap on the other hand; and
WHEREAS, Pure Earth is now the owner of Casie, MART and Rezultz; and
WHEREAS, Pure Earth, Horne and Stags Leap desire to fully resolve and release one another from any and all claims or potential claims that one may have against the other, as more fully set forth below.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings set forth below, the sufficiency of which is hereby acknowledged as good, valuable and adequate consideration, and intending to be legally bound, the parties agree as follows:
3. HORNE AND STAGS LEAP RELEASE. UPON THE EXECUTION OF THIS AGREEMENT AND IN CONSIDERATION OF THE MUTUAL PROMISES RECITED HEREIN, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, EACH OF HORNE AND STAGS LEAP, FOR ITSELF, ITS PARENTS, SUBSIDIARIES, AFFILIATES, OFFICERS, SHAREHOLDERS, DIRECTORS, PREDECESSORS, SUCCESSORS, HEIRS, ASSIGNS, EMPLOYEES, AGENTS, AND ATTORNEYS AND ANY PERSON OR ENTITY WHICH MIGHT CLAIM BY, THROUGH OR UNDER ANY OF THEM (COLLECTIVELY REFERRED TO IN THIS PARAGRAPH AS THE “HORNE RELEASORS”), DOES HEREBY RELEASE, REMISE AND FOREVER DISCHARGE PURE EARTH AND EACH OF ITS PRESENT AND FORMER AGENTS, SERVANTS, SHAREHOLDERS, EMPLOYEES, OFFICERS, DIRECTORS, TRUSTEES, REPRESENTATIVES, ATTORNEYS, INVESTORS AND INSURERS AND ALL PERSONS AND ENTITIES ACTING BY, THROUGH, UNDER AND/OR IN CONCERT WITH ANY OF THEM, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, ACTIONS, RIGHTS, DAMAGES, JUDGMENTS, COSTS, COMPENSATION, SUITS, DEBTS, DUES, ACCOUNTS, BONDS, COVENANTS, AGREEMENTS, EXPENSES, ATTORNEYS’ FEES, DAMAGES, PENALTIES, PUNITIVE DAMAGES AND LIABILITY OF ANY NATURE WHATSOEVER, IN LAW OR IN EQUITY OR OTHERWISE, WHICH THE HORNE RELEASORS HAVE HAD, NOW HAVE, SHALL OR MAY HAVE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, BY REASON OF ANY CAUSE, MATTER OR THING WHATSOEVER, FROM THE BEGINNING OF THE WORLD TO THE DATE OF THIS AGREEMENT, EXCLUDING, HOWEVER, ANY OBLIGATIONS OF PURE EARTH TO THE HORNE RELEASORS UNDER (I) THIS AGREEMENT, (II) THE HORNE JOINDER, (III) THE STOCK PURCHASE AGREEMENT, (IV) THE NON-COMPETITION AGREEMENT (AS DEFINED IN THE HORNE JOINDER), AND (V) ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT TO WHICH THE HORNE RELEASORS (OR ANY OF THEM) BECOMES A PARTY, RE-AFFIRMS, OR OTHERWISE AGREES TO EXECUTE, PURSUANT TO THE TERMS OF ANY OF THE AGREEMENTS REFERENCED IN CLAUSES (I) THROUGH (IV) OF THIS SENTENCE.

2. PURE EARTH RELEASE. UPON THE EXECUTION OF THIS AGREEMENT AND IN CONSIDERATION OF THE MUTUAL PROMISES RECITED HEREIN, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, PURE EARTH, FOR ITSELF, ITS OFFICERS, SHAREHOLDERS, DIRECTORS, PREDECESSORS, SUCCESSORS, ASSIGNS, EMPLOYEES, AGENTS, AND ATTORNEYS, AND ANY PERSON OR ENTITY WHICH MIGHT CLAIM BY, THROUGH OR UNDER ANY OF THEM (COLLECTIVELY REFERRED TO IN THIS PARAGRAPH AS THE “PURE EARTH RELEASORS”), DOES HEREBY RELEASE, REMISE AND FOREVER DISCHARGE HORNE AND STAGS LEAP AND EACH OF THEIR PRESENT AND FORMER AGENTS, SERVANTS, SHAREHOLDERS, EMPLOYEES, OFFICERS, DIRECTORS, TRUSTEES, REPRESENTATIVES, ATTORNEYS, INVESTORS AND INSURERS AND ALL PERSONS AND ENTITIES ACTING BY, THROUGH, UNDER AND/OR IN CONCERT WITH ANY OF THEM OF AND FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, ACTIONS, RIGHTS, DAMAGES, JUDGMENTS, COSTS, COMPENSATION, SUITS, DEBTS, DUES, ACCOUNTS, BONDS, COVENANTS, EXPENSES, ATTORNEYS’ FEES, DAMAGES, PENALTIES, PUNITIVE DAMAGES AND LIABILITY OF ANY NATURE WHATSOEVER, IN LAW OR IN EQUITY OR OTHERWISE, WHICH THE PURE EARTH RELEASORS HAVE HAD, NOW HAVE, SHALL OR MAY HAVE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, BY REASON OF ANY CAUSE, MATTER OR THING WHATSOEVER, FROM THE BEGINNING OF THE WORLD TO THE DATE OF THIS AGREEMENT, EXCLUDING, HOWEVER, ANY OBLIGATIONS OF HORNE AND/OR STAGS LEAP TO THE PURE EARTH RELEASORS (OR ANY OF THEM) UNDER (I) THIS AGREEMENT, (II) THE HORNE JOINDER (III) THE STOCK PURCHASE AGREEMENT, (IV) THE CASIE NOTE (AS DEFINED IN THE HORNE JOINDER), (V) THE MART NOTE (AS DEFINED IN THE HORNE JOINDER) (VI) THE NON-COMPETITION AGREEMENT (AS DEFINED IN THE HORNE JOINDER), (VII) THE SETTLEMENT AGREEMENT (AS DEFINED IN THE HORNE JOINDER), (VIII) THE STOCK PLEDGE AGREEMENT (AS DEFINED IN THE HORNE JOINDER), AND (IX) ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT TO WHICH THE PURE EARTH RELEASORS (OR ANY OF THEM) BECOMES A PARTY, RE-AFFIRMS, OR OTHERWISE AGREES TO EXECUTE PURSUANT TO THE TERMS OF ANY OF THE AGREEMENTS REFERENCED IN CLAUSES (I) THROUGH (VIII) OF THIS SENTENCE.
3. CONFIDENTIALITY. THE PARTIES HERETO CONSENT AND AGREE THAT THE TERMS DESCRIBED IN THIS AGREEMENT SHALL REMAIN CONFIDENTIAL AND THAT THE PARTIES WILL NOT HEREINAFTER DISCLOSE ANY INFORMATION TO ANY PERSON, EXCEPT AS SPECIFICALLY PERMITTED IN THIS PARAGRAPH. THE TERMS OF THIS AGREEMENT MAY BE DISCLOSED BY THE PARTIES ONLY TO THEIR IMMEDIATE FAMILY, ATTORNEYS, ACCOUNTANTS, INSURANCE CARRIERS AND ADJUSTERS AND TAX ADVISORS WHO HAVE A REASONABLE NEED TO KNOW, BUT ONLY ON THE CONDITION THAT EACH AGREES TO KEEP SUCH TERMS CONFIDENTIAL. IN RESPONSE TO ANY INQUIRIES EXPRESSLY INQUIRING ABOUT THIS MATTER, THE RESPONSE SHALL BE GIVEN THAT THE PARTIES HAVE AMICABLY RESOLVED ANY DIFFERENCES THEY MAY HAVE HAD. THE PROVISIONS OF THIS PARAGRAPH SHALL NOT APPLY TO ANY DISCLOSURE REQUIRED BY ANY COURT, GOVERNMENTAL AGENCY OR LEGAL PROCESS, TO ANY DISCLOSURES IN LEGAL PROCEEDINGS TO ENFORCE THE RIGHTS OR OBLIGATIONS CONTAINED IN THIS AGREEMENT, OR TO ANY DISCLOSURES NECESSARY AND APPROPRIATE TO THE DEFENSE OF ANY CLAIMS ASSERTED AGAINST THE PARTIES.
4. NON-DISPARAGEMENT. PURE EARTH, HORNE, AND STAGS LEAP AGREE NOT TO ENGAGE IN ANY CONDUCT THAT WOULD TEND TO DISPARAGE THE OTHER PARTIES.
5. ADVICE OF COUNSEL. EACH OF THE PARTIES HERETO EXPRESSLY ACKNOWLEDGES HAVING HAD THE OPPORTUNITY TO OBTAIN COUNSEL, A REASONABLE TIME AND THE OPPORTUNITY TO REVIEW AND CONSIDER THIS AGREEMENT AND ITS CONSEQUENCES WITH COUNSEL. EACH PARTY EXPRESSLY WARRANTS AND REPRESENTS THAT IT IS SIGNING THIS AGREEMENT WITHOUT ANY RELIANCE ON ANY STATEMENT, ACT OR REPRESENTATION OF ANY KIND OR CHARACTER ON THE PART OF ANYONE NOT EXPRESSLY SET FORTH HEREIN, AND IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND INTENDING TO BE LEGALLY BOUND.

6. MISCELLANEOUS.
THE PARTIES AGREE AND ACKNOWLEDGE THAT THIS AGREEMENT IS NOT, AND SHALL NOT BE CONSTRUED TO BE, AN ADMISSION OF LIABILITY, CULPABILITY OR ANY OTHER LEGAL CONCLUSION.
THIS AGREEMENT CANNOT BE ALTERED, MODIFIED OR OTHERWISE CHANGED EXCEPT BY A WRITING SIGNED BY ALL OF THE PARTIES TO THIS SETTLEMENT AGREEMENT.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.
THIS AGREEMENT MAY BE SIGNED IN TWO OR MORE COUNTERPARTS WHICH COUNTERPARTS WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE INTEGRATED SETTLEMENT AGREEMENT.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Brian Horne	Witness

PURE EARTH, INC.	STAGS LEAP RANCH DEVELOPMENT, L.L.C

By:	By:

Mark Alsentzer, President	Brian Horne, Manager

SLRD COMPANY

By:

Brian Horne, Manager

MULLICA HILL, LLC.

By:

Brian Horne, Manager

STAGS LEAP OFFICE PARK, LLC

By:

Brian Horne, Manager

SLRD COMPANY — MULLICA HILL, LLC

By:

Brian Horne, Manager

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he executed the foregoing instrument and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of Stags Leap Ranch Development, L.L.C. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of SLRD Company- Mullica Hill, LLC and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of SLRD Company and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of Mullica Hill, L.L.C and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Brian Horne who, being by me duly sworn, did depose and say that he is the Manager of Stags Leap Office Park, L.L.C. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of May, 2007 before me personally came Mark Alsentzer who, being by me duly sworn, did depose and say that he is the President of PURE EARTH, INC. and being authorized so to do, executed the foregoing instrument for the purpose of binding said entity and that he acknowledged said instrument to be his act and deed.

Notary Public

Exhibit E
STOCK PLEDGE AGREEMENT
THIS STOCK PLEDGE AGREEMENT (the “Agreement”) is made this  _____  day of May 2007 by Brian Horne, an individual ( “Horne”) in favor of Pure Earth, Inc., for its benefit and the benefit of its wholly owned subsidiary, MidAtlantic Recycling Technologies, Inc (“MART”) (collectively, the “Pure Earth Group”).
Background
Reference is made to the Stock Purchase Agreement, dated February 13, 2007, as amended by a certain First Amendment to Stock Purchase Agreement dated as of February 28, 2007, a certain Second Amendment to Stock Purchase Agreement dated March 26, 2007, and a certain Third Amendment to Stock Purchase Agreement, dated as of May 7, 2007, by and among Pure Earth, Casie Ecology Oil Salvage, Inc (“Casie”), MART, Gregory W. Call (“Call”), Rex Mouser )(“Mouser”), and Horne (by virtue of a certain Joinder dated on or about the date hereof; the “Horne Joinder”), (as amended, the “Stock Purchase Agreement”). Horne (i) is indebted to Casie pursuant to the Casie Note (as defined in Horne Joinder) and (ii) together with Stags Leap Ranch Development, L.L.C. (“SLRDLLC”), and SLRD Company -Mullica Hill, LLC (SLRDMH”; and together with SLRDLLC, “Stags Leap”) is indebted to MART pursuant to the Mart Note (as defined in Horne Joinder).
Horne has agreed to secure the Obligations (defined below) by granting to Pure Earth a first priority security interest in the Horne Pledged Shares (defined below).
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties intending to be legally bound, agree:
1. Definitions. Capitalized terms used herein and not otherwise defined, shall have the meanings ascribed thereto in the Horne Joinder. The following terms shall have the meanings set forth below, unless the context otherwise requires:
(a) “Horne Pledged Shares” means seventy thousand (70,000) shares of unregistered Pure Earth common stock comprising a part of the Horne Initial PEI Stock (as defined in Horne Joinder), evidenced by Pure Earth Stock Certificate Number 2239, together with all certificates, options, rights, dividends or other distributions, whether in cash, property or otherwise, issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all of the foregoing, now or hereafter owned or acquired by Horne.
(b) “Obligations” means the payment obligations (whether of principal, interest or cost of collection) of Horne and/or Stags Leap under the Mart Note.
(c) “Event of Default” means the non-payment of any of the Obligations (or any portion thereof) when and in the manner due, whether non-payment exists by virtue of acceleration of the Obligations, or otherwise.
(d) “Purchase Price Adjustment” means any adjustment or reduction in the Purchase Price (as defined in the Stock Pledge Agreement), determined in accordance with the terms of the Stock Purchase Agreement (subject to the limitations in favor of Horne set forth in Section 2(d) of the Horne Joinder).
(e) “Market Price” shall mean the average market price of common stock of Pure Earth determined based upon the average closing price of the common stock of Pure Earth during the ten (10) most recent trading days (which need not be consecutive) prior to the date of determination during which at least three thousand (3,000) shares of common stock of Pure Earth have been traded on each such trading day.
2. Pledge and Grant of Security Interest; Remedies Upon Default.
(a) As security for (i) the prompt payment when due, whether at stated maturity, by acceleration or otherwise, and performance and discharge of the Obligations and (ii) Horne’s obligation to remit over to Pure Earth, shares of Horne PEI Stock (as defined in Horne Joinder) to the extent of ten percent (10%) of any Purchase Price Adjustment, Horne pledges and assigns the Horne Pledged Shares to the Pure Earth Group, and grants the Pure Earth Group a lien on and first priority possessory security interest in the Horne Pledged Shares for the benefit of the Pure Earth Group.

(b) If Horne becomes entitled to receive or shall receive, in connection with any of the Horne Pledged Shares, any stock certificates, including, without limitation, any certificates representing or issued in connection with a stock dividend, any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off, or split-off, or dividends or distributions of any sort; then Horne shall accept the same as agent and in trust for the Pure Earth Group, and shall deliver the same forthwith to Pure Earth in the exact form received with, as applicable, Horne’s endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by the Pure Earth Group, subject to the terms of this Agreement, as part of the Horne Pledged Shares.
(c) Promptly following the determination of any Purchase Price Adjustment, Pure Earth shall first adjust the number of shares of Horne Additional PEI Stock that would otherwise be distributed to Horne in the manner contemplated by the Stock Purchase Agreement and shall use best efforts to so advise Horne thereof in writing. To the extent that the Horne Additional PEI Stock is insufficient to fully cover a Purchase Price Adjustment, Pure Earth shall then be entitled to take and assign to its own account such number of shares of the Horne Pledged Shares as are necessary to adjust Horne’s share of the Purchase Price as contemplated by the Stock Purchase Agreement, and to cancel and retire such shares and cause or direct the transfer agent or registrar of the Horne Pledged Shares to effect such transfer, cancellation and/or retirement. Pure Earth shall provide Horne with relevant information relating to such adjustment in accordance with the terms of the Stock Purchase Agreement. The remainder of the Horne Pledged Shares shall remain subject to pledge hereunder as security for the Obligations, as contemplated above.
(d) Upon the occurrence of an Event of Default, Pure Earth may
(i) have any part or all of the Horne Pledged Shares registered in its name or that of its nominee, and may cause or direct the transfer agent or registrar of the Horne Pledged Shares to effect this registration and Pure Earth (or such nominee) may thereafter exercise all ownership, voting and consensual rights with respect to all of the Horne Pledged Shares, and to that end and also in furtherance of Pure Earth’s rights set forth in section (c) above, Horne, hereby appoints Pure Earth as his proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to the Horne Pledged Shares, which proxy is coupled with an interest and is irrevocable prior to repayment in full of all of the Obligations, and Horne hereby agrees to provide such further proxies as Pure Earth may request; provided, however, that Pure Earth shall have no duty to exercise any of the aforesaid rights, privileges, or options and shall not be responsible for any failure to do so or delay in so doing; and
(ii) without demand of performance or other demand, advertisement, or notice, except the notice specified below of the time and place of public or private sale, to or upon Horne or any other person immediately realize upon the Horne Pledged Shares or any part thereof, and may immediately sell or otherwise dispose of and deliver the Horne Pledged Shares or any part thereof or interest therein, or agree to do so, in one or more transactions at public or private sale or sales, at any exchange, broker’s board or at any of Pure Earth’s offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Horne Pledged Shares purchase the shares constituting the Horne Pledged Shares for investment and without any intention to make distribution thereof) as it may deem best, with the right of Pure Earth or any purchaser to purchase upon any such sale the whole or any part of the Horne Pledged Shares free of any right or equity of redemption therein, which right or equity is hereby expressly waived and released. All costs and expenses incurred by Pure Earth in connection with the exercise of its remedies hereunder, shall constitute part of the Obligations secured hereunder. In lieu of selling any such Horne Pledged Shares, Pure Earth may cancel and retire Horne Pledged Shares, giving credit to Horne for such shares so cancelled and retired based upon the Market Price thereof as of the date of such cancellation (“Cancellation”). The date of cancellation shall mean the date on which Pure Earth advises its transfer agent in writing that shares are being cancelled.

(e) The proceeds of any sale or other disposition of the Horne Pledged Shares (or the credit applied in connection with a Cancellation) shall be applied: (i) first, to the costs and expenses incurred in connection with or incidental to the collection, sale, disposition or realization, or to the care or safekeeping of any of the Horne Pledged Shares, or in any way relating to the rights and remedies of Pure Earth in respect of the Horne Pledged Shares (including, without limitation, attorneys’ fees and legal expenses); (ii) second, to the satisfaction of the Obligations; (iii) third, to the payment of any other amounts required by applicable law; and (iv) fourth, to Horne to the extent of any surplus. Horne shall remain liable to Pure Earth for all costs and expenses referred to in clause (i) of this paragraph and all other Obligations remaining unpaid after the foregoing application of the proceeds of the Horne Pledged Shares.
(f) Except as may otherwise be expressly required by applicable law, following an Event of Default, Pure Earth need not give more than five (5) days’ notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Horne deems reasonable; provided, however, that Pure Earth at any time without any notice to Horne, may (i) sell any shares of Horne Pledged Shares for which a public market exists at the market price for such shares, or (ii) effect a Cancellation.
3. Representations and Warranties. Horne represents and warrants that: upon delivery of the Horne Pledged Shares to Pure Earth or its agent, this Agreement shall create a valid first lien upon, and perfected security interest in, the Horne Pledged Shares and its proceeds in favor of the Pure Earth Group, subject to no prior security interest, lien, charge, encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of Horne which would include the Horne Pledged Shares.
4. Negative Covenants.
Horne hereby covenants that, until all of the Obligations have been satisfied in full, he shall not sell, convey, or otherwise dispose of any of the Horne Pledged Shares or any interest therein or create, incur, or permit to exist any pledge, lien, charge, encumbrance, or any security interest whatsoever in, or with respect to, any of the Horne Pledged Shares or their proceeds, other than that created by this Agreement; provided, however, that notwithstanding the foregoing, if Horne desires to sell Horne Pledged Shares as permitted and limited by the terms of the Stock Purchase Agreement, Horne shall so notify Pure in writing by executing a Letter of Instruction in the form attached hereto as Exhibit A (“Letter of Instruction”) and Pure Earth shall thereupon cause such shares (to the extent permitted under the Stock Purchase Agreement and applicable law) to be sold, with the proceeds thereof being paid directly to Pure Earth as contemplated by the Horne Joinder. In lieu of any sale of Horne Pledged Shares so requested by Horne, Pure Earth may effect a Cancellation of such shares as contemplated by this Agreement and the Letter of Instruction. Pure Earth shall not be liable or responsible in any way for any loss of market value of the Horne Pledged Shares, occasioned by delays in the sale of such shares of Horne Pledged Shares due to administrative processes, compliance with applicable law, transfer agent requirements and the like.
5. Securities Laws Consideration.
(a) Horne recognizes that Pure Earth may be unable to effect a public sale of all or a part of the Horne Pledged Shares and may be compelled or deem it best to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Horne Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. Horne acknowledges that any private sales may be at prices and on terms less favorable than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pure Earth has no obligation to delay sale of any Horne Pledged Shares to permit the issuer thereof to register it for public sale under the Securities Act.
(b) Horne shall use his best efforts to cause any issuer, transfer agent, or registrar of the Horne Pledged Shares to take all such actions and execute all such documents as may be necessary or appropriate, upon the request of Pure Earth, to (i) remove any restrictive legends placed on the Horne Pledged Shares that are not legally required for such Horne Pledged Shares held by Pure Earth, (ii) after an Event of Default, effect any sale or sales of Horne Pledged Shares in accordance with Rule 144 under the Securities Act, and (iii) after an Event of Default, effect any sale or other disposition of the Horne Pledged Shares in any lawful public or private sale or other disposition.
6. Delivery of Notices. Horne shall promptly deliver to Pure Earth all written notices and will promptly give Pure Earth written notice of any other notices received by it with respect to Horne Pledged Shares. Horne shall deliver such notices to Pure Earth at the address specified in the Stock Purchase Agreement (or as otherwise changed pursuant to the provisions therein), and such notices shall be given effect or be deemed received pursuant to the provisions governing delivery or constructive delivery in the Stock Purchase Agreement.

7. Further Assurances. Horne shall at any time, and from time to time, upon the written request of Pure Earth, and at Horne’s expense, execute and deliver such further documents and do such further acts and things as Pure Earth may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to Pure Earth upon the occurrence of an Event of Default irrevocable proxies with respect to the Horne Pledged Shares in form satisfactory to Pure Earth. Until receipt of the foregoing items requested by Pure Earth, this Agreement shall constitute Horne’s proxy to Pure Earth or its nominee to vote all shares of Horne Pledged Shares then registered in the Horne’s name at any and all such times as Pure Earth has the right to vote such shares pursuant to the terms of this Agreement, and to execute in the name of Horne and on its behalf any such further documents. Such power of attorney granted hereby is coupled with an interest and is irrevocable.
8. Termination Upon Satisfaction. Within five (5) business days following the satisfaction in full of all Obligations and the satisfaction of all additional costs and expenses of Pure Earth as provided in this Agreement, this Agreement shall terminate, and Pure Earth shall deliver to Horne such of the Horne Pledged Shares as shall not have been sold or otherwise disposed of pursuant to this Agreement.
9. Miscellaneous. No course of dealing between Horne and Pure Earth, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Pure Earth hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in all other agreements, instruments, and documents delivered pursuant to or in connection with this Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the applicable Uniform Commercial Code. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto; provided, however, Horne shall make no assignment (whether by operation of law or otherwise) of his rights and obligations hereunder, without the prior written consent of Pure Earth. This Agreement shall be construed in accordance with the substantive laws in effect in the Commonwealth of Pennsylvania, without regard to principles of conflicts of law. The headings of the several sections of this Agreement are for convenience of reference only and do not constitute a part of this Agreement.
IN WITNESS WHEREOF, the Horne has duly executed this Agreement as of the date and year first above written.

Brian Horne
INDIVIDUAL ACKNOWLEDGEMENT

STATE OF	)

) ss
COUNTY OF	)

On the  _____  day of May, 2007, before me personally came Brian Horne, to me known, who, being by me duly sworn, did depose and say that he executed the foregoing instrument as his free act and deed for the purposes therein contained.

Notary Public
My Commission Expires:

EXHIBIT “A”
Letter of Instruction to Sell Shares
_________, 200__
Pure Earth, Inc.
One Neshaminy Interplex
Suite 210
Trevose, PA 19053
Attn: Mark Alsentzer, CEO
Dear Mr. Alsentzer,
Reference is made to the Stock Pledge Agreement, dated May  _____, 2007, by which I have pledged shares of Pure Earth common stock owned by me to Pure Earth. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Pledge Agreement. In accordance with section 4 of the Stock Pledge Agreement, please sell, cause to be sold or facilitate the sale of  _____  shares of the Horne Pledged Shares (the “Shares to be Sold”) in an open market transaction at market price.
I represent and warrant to you that the Shares to be Sold hereunder are in compliance with the limitations and restrictions contained in the Stock Purchase Agreement and that the sale thereof on my behalf is in compliance with all applicable laws (including without limitation Rule 144 under the Securities Act of 1933). To the extent that the Shares to be Sold exceed the maximum number of shares permitted to be sold by the undersigned, you are authorized to sell such number of the Shares to be Sold as does not exceed such maximum. You may retain all proceeds from the sale of the Shares to be Sold and apply the proceeds thereof against the Obligations. Notwithstanding anything contained herein to the contrary, in lieu of selling the Shares to be Sold, you may effect a Cancellation of the Shares to be Sold, as provided in the Stock Pledge Agreement and credit the Market Value derived from such Cancellation to the Obligations.
By this letter you are hereby appointed as my attorney-in-fact, in my name, place and stead, to execute and deliver such documents as may be necessary to effect the foregoing sale of the Shares to be Sold (or a portion thereof). The transfer agent of the Pure Earth common stock is authorized to rely upon this letter for all purposes. I agree to execute and deliver such documents as you may deem reasonably necessary in furtherance of the foregoing.
Very truly yours,
Brian Horne

STATE OF	:

:ss
COUNTY OF	:

On the  _____  day of  _____, 200  _____  before me personally came Brian Horne who, being by me duly sworn, did depose and say that he executed the foregoing instrument and that he acknowledged said instrument to be his act and deed.

Notary Public